                                                                                                Exhibit 27(k)

                                                                                                November 2, 2004

Pruco Life Insurance Company of New Jersey
213 Washington Street
Newark, New Jersey 07102-2992

Gentlemen:

In my capacity as Chief Legal Officer of Pruco Life Insurance  Company of New Jersey ("Pruco Life of New Jersey"),  I have reviewed the establishment on January 13, 1984 of Pruco Life of New Jersey Variable  Appreciable  Account (the "Account") by the Executive Committee
of the Board of Directors of Pruco Life of New Jersey as a separate  account for assets  applicable to certain  variable life insurance contracts,  pursuant to the provisions of Section  17B:28-7 of the Revised  Statutes of New Jersey.  I am responsible  for oversight of the  preparation  and review of the  Registration  Statements  on Form N-6,  as  amended,  filed by Pruco  Life of New Jersey  with the
Securities and Exchange Commission  (Registration Numbers:  2-89780,  333-85117,  333-94115,  333-49334,  333-100058,  333-112809,  and
333-117796)  under the Securities Act of 1933 for the registration of certain variable life insurance  contracts issued with respect to the Account.

I am of the following opinion:

         (1)      Pruco Life of New Jersey was duly organized under the laws of New Jersey and is a validly existing corporation.

         (2)      The Account has been duly created and is validly existing as a separate account pursuant to the aforesaid  provisions of New Jersey law.

         (3)      The portion of the assets held in the Account equal to the reserve and other  liabilities for variable benefits under the variable life insurance  contracts is not  chargeable  with  liabilities  arising out of any other business Pruco
                  Life of New Jersey may conduct.

         (4)      The variable life  insurance  contracts are legal and binding  obligations  of Pruco Life of New Jersey in accordance with their terms.

In arriving at the foregoing  opinion,  I have made such  examination of law and examined such records and other  documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

 /s/
Clifford E. Kirsch